SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                             Act of 1934 (Amendment No. __)

|X|     Filed by the Registrant
|_|     Filed by a party other than the Registrant

Check the appropriate box:
|X|     Preliminary Proxy Statement
|_| Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
|_|     Definitive Proxy Statement |_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              DBS INDUSTRIES, INC.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required
|_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1) Title of each class of securities to which transaction applies:_______________________________________________
         2) Aggregate number of securities to which transaction applies:_______________________________________________
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):__________________________
         4)     Proposed maximum aggregate value of transaction:_______
         5)     Total fee paid:________________________________________

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)     Amount Previously Paid:  ________________________________
         2)     Form, Schedule or Registration Statement No.:  __________
         3)     Filing Party:  __________________________________________
         4)     Date Filed:  ___________________________________________

                              DBS INDUSTRIES, INC.

                        100 Shoreline Highway, Suite 190A
                          Mill Valley, California 94941
                            Telephone: (415) 380-8055
                            Facsimile: (415) 380-8199
                      Website: http://www.dbsindustries.com


To the Stockholders of DBS Industries, Inc.:


         You are invited to attend the Annual Meeting of the Stockholders of DBS Industries, Inc. ("DBSI" or the "Company") which will be held on July 23, 2002, at 1:00 p.m. (PDT) at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941.

         The accompanying Notice of the Annual Meeting of the Stockholders and Proxy Statement contain the matters to be considered and acted upon, and you should read such material carefully.

         At the meeting, you will be asked to (i) elect two nominees for election to the Board of Directors, (ii) approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, (iii) approve an amendment to the 2000 Stock Option Plan to increase the number of authorized shares of Common Stock under the plan, (iv) approve an amendment to the 1999 Employee Stock Purchase Plan to increase the number of authorized shares of Common Stock under the plan, and (v) other maters that properly come before the meeting, including adjournment of the meeting.

         We hope you will be able to attend the stockholders' meeting. However, in order that we may be assured of a quorum, we urge you to mark, sign, date and return the enclosed proxy promptly, whether or not you plan to attend the meeting in person. Alternatively, you may vote your shares by phone or over the Internet as instructed in these materials as promptly as possible in order to ensure your representation at the Annual Meeting. You may, of course, withdraw your proxy if you attend the meeting and choose to vote in person.

                                                     Sincerely,




                                                     Fred W. Thompson
                                                     President

June 24, 2002

                              DBS INDUSTRIES, INC.

                        100 Shoreline Highway, Suite 190A
                          Mill Valley, California 94941
                            Telephone: (415) 380-8055
                            Facsimile: (415) 380-8199
                      Website: http://www.dbsindustries.com


                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 23, 2002


     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of DBS Industries, Inc., a Delaware corporation ("DBSI" or the "Company"), will be held on Tuesday, July 23, 2002, at 1:00 p.m. (PDT) at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, consider and act upon the following:

1.      Re-Elect two  Class III directors to hold  office for a  three-year term
        ending at  the Annual  Meeting of  Stockholders  in  2005   until  their
        successors are elected and qualified;

2. Approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from One Hundred Million (100,000,000) to One Hundred Fifty Million (150,000,000);

3. Approve an amendment to the 2000 Stock Option Plan to increase the number of shares available under the plan;

4. Approve an amendment to the 1999 Employee Stock Purchase Plan to increase the number of shares available under the plan; and

5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on June 4, 2002, are entitled to notice of and to vote at the Annual Meeting of the Stockholders. Stockholders are invited to attend the meeting in person.

                                              By Order of the Board of Directors



                                              Fred W. Thompson
                                              President

June 24, 2002


You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy or vote over the telephone or the Internet as instructed in these materials as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

                              DBS Industries, Inc.
                        100 Shoreline Highway, Suite 190A
                          Mill Valley, California 94941
                            Telephone: (415) 380-8055


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS


Introduction

     We are furnishing this Proxy Statement to you in connection with our Annual Meeting of Stockholders (the "Meeting") to be held on July 23, 2002, at 1:00 p.m. (PDT), at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, and at any and all adjournments thereof.

     The enclosed proxy is solicited on behalf of our Board of Directors and may be revocable by you at any time prior to voting of such proxy. Only stockholders of record on June 4, 2002, will be entitled to notice of and to vote at the Meeting.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted at the Meeting in accordance with the instructions contained therein. If no contrary instructions are given, each signed proxy received will be voted "FOR" each nominee for the Board of Directors, "FOR" the amendment to the Certificate of Incorporation, "FOR" the amendment to the Company's 2000 Stock Option Plan, "FOR" the amendment to the Company's 1999 Employee Stock Purchase Plan and, at the proxy holders' discretion, on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting).

     This Proxy Statement and form of proxy were first mailed to stockholders on or about June 24, 2002.

Revocability of Proxies

     Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with DBS Industries, Inc. written notice of its revocation addressed to: Secretary, DBS Industries, Inc., 100 Shoreline Highway, Suite 190A, Mill Valley, California 94941, (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing in person at the Meeting and giving the Secretary notice of his or her intention to vote in person.

Persons Making the Solicitation

     THIS SOLICITATION OF PROXIES IS BEING MADE BY DBSI'S BOARD OF DIRECTORS. The expense of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to stockholders will be paid by the Company. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors, employees and agents of the Company may, without additional compensation, solicit proxies by telephone or personal interview, the cost of which the Company will also bear.

Record Date and Voting Rights

     The Company is currently authorized to issue up to 100,000,000 shares of Common Stock, par value $0.0004, and 10,000,000 shares of Preferred stock, par value $0.0004. As of June 4, 2002, 33,465,653 shares of Common Stock were issued and outstanding, 23,899 shares of Series A Preferred stock were issued and outstanding and 296 shares of Series B Preferred stock were issued and outstanding. Each share of Common Stock shall be entitled to one vote on all matters submitted for stockholder approval, including the election of a director. Each share of Series A Preferred stock is entitled to vote on each matter submitted for stockholders approval in a number equal to the number of full shares of Common Stock in to which each share of Series A Preferred stock is convertible. As of June 4, 2002, the outstanding shares of Series A Preferred stock were convertible into 415,600 shares of Common Stock in the aggregate. The Series B Preferred stock is not entitled to vote upon any matters submitted to stockholders. The record date for determination of stockholders entitled to notice of, and to vote at the Meeting, is June 4, 2002. The Company's Certificate of Incorporation does not provide for cumulative voting.

     One-third (1/3) of the outstanding shares of Common Stock and Series A Preferred of the Company, voting as a group, must be represented in person or by proxy at the Meeting to constitute a quorum for the transaction of business. Directors shall be elected by a plurality of the votes of Common Shares and Series A Preferred Shares, voting as a group, present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. The amendment to the Certificate of Incorporation must be approved by the affirmative vote of a majority of the outstanding shares of Common Stock and Series A Preferred Shares, voting as a group, present in person or represented by proxy at the Meeting. The amendments to both the 2000 Stock Option Plan and the 1999 Employee Stock Purchase Plan must be approved by the affirmative vote of a majority of the shares present in person or represented proxy at the meeting. Under Delaware law, abstentions and broker non-votes shall be counted for purposes of determining quorum. Broker non-votes, however, will not be counted for purposes of calculating voting power, but abstentions will be counted towards calculating voting power.

Principal Stockholders

     The following table sets forth certain information as of June 4, 2002, with respect to the beneficial ownership of our Common Stock for each director, all directors and officers of the Company as a group, and each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our Common Stock.


Name and Address of               Beneficially and
Beneficial Owner(2)               Record Owned (1)             Percent of Class

Fred W. Thompson                    6,599,487 (3)                   17.9%


Randy Stratt                          956,250 (4)                    2.8%


Michael T. Schieber                   520,147 (5)                    1.5%


Jerome W. Carlson                     387,207 (6)                    1.1%


Jessie J. Knight, Jr.                 256,960 (7)                     *


Roy T. Grant                          552,336 (8)                    1.6%

Michael J. Apatoff                  19,423,386 (9)                  40.4%

Officers and Directors as a Group   28,695,773                      52.0%
(7 Persons)

Bradley N. Rotter                    2,272,754                       6.6%
 1700 Montgomery Street #250
 San Francisco, CA 94111


* Less than 1%.

(1) The persons named in the table have sole voting or investment power with respect to all of the Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) Except for Bradley N. Rotter, the address for each of these persons is: c/o DBS Industries, Inc., 100 Shoreline Highway
         #190A, Mill Valley CA 94941.

(3) Includes (i) 31,593 shares of Common Stock held by Mr. Thompson; (ii) 174,558 shares of Common Stock held in Thompson 1996 Revocable Trust;
         (iii) 2,916,666 shares held by Mr. Thompson through an affiliated business entity; (iv) options to purchase 312,500 shares of Common stock at $0.531 per share expiring January 1, 2006, 185,000 shares of Common Stock exercisable at $0.584 per share and expiring December 31, 2002, 1,000,000 shares of Common Stock exercisable at $1.3496 per share expiring September 1, 2009, 208,332 shares of Common Stock exercisable at $0.49 per share expiring February 6, 2011, and 937,505 shares of Common Stock exercisable at $0.77 per share expiring August 7, 2011; and (v) warrants to purchase 166,667 shares of Common Stock exercisable at $0.12 per share which expires September 4, 2002, warrants to purchase 249,999 shares of Common Stock exercisable at $0.12 per share expiring October 15, 2002, and warrants to purchase 416,667 shares of Common Stock exercisable at $0.12 per share expiring October 15, 2002.

(4) Includes (i) 15,000 shares of Common Stock held by Mr. Stratt; and (ii) options to purchase 160,000 shares of Common Stock exercisable at $1.0797 per share expiring October 18, 2009, 68,750 shares of Common Stock exercisable at $0.49 per share expiring February 6, 2011, 412,500 shares of Common Stock exercisable at $0.77 per share expiring August 7, 2011, and 300,000 shares of Common Stock exercisable at $0.12 per share expiring February 5, 2012.

(5) Includes (i) 220,000 shares of Common Stock held by Mr. Schieber jointly with spouse, Arlene Schieber, (ii) 10,005 shares of Common Stock held solely by Mr. Schieber, (iii) 4,075 shares of Common Stock held solely by Ms. Schieber, of which shares Mr. Schieber disclaims beneficial ownership, (iv) options to purchase 13,750, 12,534 and 37,500 shares of Common Stock all exercisable at $1.4375 per share which expire on February 15, 2005, February 15, 2006 and April 30, 2006, respectively, 22,500 shares of Common Stock exercisable at $2.1875 per share which expire on May 12, 2008, 10,000 shares of Common Stock exercisable at $0.7235 per share expiring September 1, 2009, 4,391 shares of Common Stock exercisable at $2.8625 per share expiring December 31, 2009, 10,000 shares of Common Stock exercisable at $1.1953 per share expiring May 22, 2010, 5,625 shares of Common Stock exercisable at $2.5875 per share expiring June 30, 2010, 7,591 shares of Common Stock exercisable at $1.5687 expiring December 31, 2010, 10,000 shares of Common Stock exercisable at $0.22 per share expiring June 5, 2011, 71,202 shares of Common Stock exercisable at $0.4156 per share expiring June 30, 2011, 30,974 shares of Common Stock exercisable at $0.46 per share expiring December 31, 2011; and (v) a warrant to purchase 50,000 shares of Common Stock exercisable at $0.25 per share expiring May 1, 2003.

(6) Includes (i) 85,000 shares of Common Stock held by Mr. Carlson, (ii) options to purchase 37,500 shares of Common Stock at $2.1875 per share which expire May 12, 2008, 4,391 shares of Common Stock exercisable at $2.8625 per share expiring December 31, 2009, 10,000 shares of Common Stock exercisable at $1.1953 per share expiring May 22, 2010, 6,137 shares of Common Stock exercisable at $2.5875 expiring June 30, 2010, 6,748 shares of Common Stock exercisable at $1.5687 per share expiring December 31, 2010, 10,000 shares of Common Stock exercisable at $0.22 per share expiring June 5, 2011, 73,840 shares of Common Stock exercisable at $0.4156 per share expiring June 30, 2011, 28,591 shares of Common Stock exercisable at $0.46 per share expiring December 31, 2011; and (iii) a warrant to purchase 125,000 shares of Common Stock exercisable at $0.45 per share expiring June 29, 2003.

(7) Includes (i) 53,191 shares of Common Stock held by Mr. Knight, (ii) options to purchase 37,500 shares of Common Stock exercisable at $5.50 per share which expire February 19, 2009, 12,500 shares of Common Stock exercisable at $2.8125 per share expiring August 25, 2009, 4,160 shares of Common Stock exercisable at $2.8625 expiring December 31, 2009, 10,000 shares of Common Stock exercisable at $0.7235 per share expiring September 1, 2009, 10,000 shares of Common Stock exercisable at $1.1953 per share expiring May 22, 2010, 4,347 shares of Common Stock exercisable at $2.5875 expiring June 30, 2010, 8,013 shares of Common Stock exercisable at $1.5687 per share expiring December 31, 2010, 10,000 shares of Common Stock exercisable at $0.22 per share expiring June 5, 2011, 68,565 shares of Common Stock exercisable at $0.4156 per share expiring June 30, 2011, 33,365 shares of Common Stock exercisable at $0.46 per share expiring December 31, 2011; and (iii) a warrant to purchase 5,319 shares of Common Stock exercisable at $0.47 per share expiring August 16, 2005.

(8) Includes (i) 60,767 shares of Common Stock held by Mr. Grant, and (ii) options to purchase 10,000 shares of Common Stock at $0.3897 per share expiring September 1, 2009, 3,236 shares of Common Stock exercisable at $2.8625 which expire December 31, 2009, 8,333 shares of Common Stock exercisable at $0.7235 per share expiring September 1, 2009, 10,000 shares of Common Stock exercisable at $1.1953 per share expiring December 31, 2010, 10,000 shares of Common Stock exercisable at $0.22 per share expiring June 5, 2011, and 450,000 shares of Common Stock exercisable at $0.12 per share expiring March 1, 2012.

(9)      Includes (i) 4,778,371 shares of Common Stock held by Mr. Apatoff, and
         (ii) options to purchase 36,250 shares of Common Stock at $0.70 per share expiring January 18, 2005, 25,000 shares of Common Stock exercisable at $0.60 per share expiring July 27, 2005, 50,000 shares of Common Stock exercisable at $0.62 per share expiring September 9, 2005, 53,191 shares of Common Stock exercisable at $0.47 per share expiring August 16, 2005, 50,000 shares of Common Stock exercisable at $0.50 per share expiring August 20, 2005, 250,000 shares of Common Stock exercisable at $0.50 per share expiring August 20, 2005, 17,241 shares of Common Stock exercisable at $0.29 per share expiring November 19, 2005, 1,100,000 shares of Common Stock exercisable at $0.10 per share expiring June 15, 2002, 1,100,000 shares of Common Stock exercisable at $0.10 per share expiring July 15, 2002, 1,150,000 shares of Common Stock exercisable at $0.10 per share expiring August 15, 2002, 1,250,000 shares of Common Stock exercisable at $0.12 per share expiring September 15, 2002, 1,250,000 shares of Common Stock exercisable at $0.12 per share expiring October 15, 2002, 1,250,000 shares of Common Stock exercisable at $0.12 per share expiring November 15, 2002, 1,250,000 shares of Common Stock exercisable at $0.12 per share expiring December 15, 2002, 1,250,000 shares of Common Stock exercisable at $0.12 per share expiring January 15, 2003, 1,250,000 shares of Common Stock exercisable at $0.12 per share expiring February 15, 2003, 1,100,000 shares of Common Stock exercisable at $0.10 per share expiring September 7, 2002, 50,000 shares of Common Stock exercisable at $0.10 per share expiring September 25, 2002, 1,050,000 shares of Common Stock exercisable at $0.10 per share expiring October 15, 2002, 1,100,000 shares of Common Stock at $0.10 per share expiring November 15, 2002, and 13,333 shares of Common Stock exercisable at $0.10 per share expiring February 5, 2012.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

General Information

     The Company adopted staggered terms for its Board of Directors at the 1996 Annual Stockholders' Meeting. At the Meeting, stockholders will be asked to re-elect Messrs. Fred W. Thompson, and Jessie J. Knight, Jr., as Class III directors to serve until the 2005 Annual Meeting of Stockholders. Mr. Fred W. Thompson has been a director since December 1992, and Mr. Knight has been a director since February 1999.

Nominees for Director

     The nominees for director have consented to being named as nominees in this Proxy Statement and have agreed to serve as director if elected at the Annual Meeting. In the event that any nominee is unable to serve, the person named in the Proxy has discretion to vote for other persons if such other persons are designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election. The nominees who are elected as Class III directors shall hold office for three years, as set forth under Article VIII of the Company's Restated Certificate of Incorporation, or until their successors are elected and qualified.

     The following sets forth the persons nominated by the Board of Directors for election as director and certain information with respect to that person.

          Nominee                       Age                        Term

        Fred W. Thompson                 59                      2002-2005
        Jessie J. Knight, Jr.            51                      2002-2005


Background of Nominees

     Fred W. Thompson has served as Chairman of the Board, President and CEO since 1992. Mr. Thompson has also served as Chief Financial Officer from 1992 to 1999 and since February 2002. Mr. Thompson has over 30 years of senior management experience in the telecommunications industry, including more than 20 years with AT&T Bell Labs, Western Electric Co. and the Long Lines Dept. As founder and Chief Executive Officer of Inter Exchange Consultants, Inc., Mr. Thompson was responsible for the successful management, design and engineering of the pioneering cellular telephone operations in major world markets, including New York, San Francisco, London and Tokyo. Mr. Thompson utilized his skills and experience in bringing new communications technologies to market by founding DBS Industries, Inc. and steering it through the FCC licensing process toward the operational phase. Mr. Thompson received a BS degree in Electrical Engineering from California Polytechnic.

     Jessie J. Knight, Jr., a Director appointed in February 1999, is President and Chief Executive Officer of the San Diego Regional Chamber of Commerce. He was a Commissioner of the California Public Utilities Commission from 1993 through December 1998. Appointed by former Governor Peter Wilson, he was one of five individuals responsible for economic and regulatory oversight of California's telecommunications, utility, trucking and rail industries. Before his appointment to the Commission, he was Executive Vice President of the San Francisco Chamber of Commerce, responsible for international operations, economic development and attracting businesses to San Francisco. He also served as Vice President, Marketing for the San Francisco Newspaper Agency, a publishing operation encompassing the San Francisco Chronicle and the San Francisco Examiner. Mr. Knight serves on the board of directors of Avista, Inc. Mr. Knight holds a BA degree from St. Louis University and an MBA from the University of Wisconsin.

Vote Required

     The plurality of votes of shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors is required to elect the nominees.


        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR
        BOTH NOMINEES LISTED ABOVE

                                  PROPOSAL TWO

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                INCREASING THE NUMBER OF AUTHORIZED COMMON STOCK


     The Board of Directors has concluded that it would be advisable to amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 100,000,000 to 150,000,000.


     The additional shares of Common Stock is needed to provide the Company with a sufficient number of share of Common Stock that may be issued upon the exercise of outstanding options, warrants, convertible securities and other obligations and that may be used to raise capital for the construction and operations of its system to fulfill its contract with the California Power Authority and its E-SAT system.


Authorized Stock

Common Stock

     The Company is currently authorized to issue up to 100,000,000 shares of Common Stock, par value $0.0004, of which 33,465,653 were issued and outstanding as of June 4, 2002.

Preferred Stock


     The Company is currently authorized to issue up to 10,000,000 shares of Preferred Stock, par value $0.0004. A total of 35,897 shares of Series A preferred stock were issued, and, as of June 4, 2002, 23,899 shares were outstanding. A total of 440 shares of Series B preferred stock were issued and, as of June 4, 2002, 296 shares were outstanding.


Commitments to Issue Common Stock

Common Stock

     As of June 4, 2002, the Company has outstanding options, warrants or other commitments to issue 33,556,433 shares of Common Stock. In addition to those outstanding commitments, pursuant to an investment by Mr. Apatoff on March 7, 2002, the Company is required to issue reload warrants for 3,750,000 shares of Common Stock if certain warrants are exercised during 2002. Also, pursuant to the terms of this March 7, 2002 investment, Mr. Apatoff has 33% anti-dilution protection through March 8, 2003, if he invests an additional $1.4 million in the Company prior to that date. Such anti-dilution protection is limited to the authorized outstanding shares of Common Stock of the Company.

     We have also incurred liquidated damages related to three issuances of Common Stock and warrants to purchase Common Stock pursuant to private placements. With respect to two of these issuances, for each month that the effective date of registration is delayed beyond May 1, 2001, liquidated damages have accrued at the rate of 10% of the securities purchased. As of December 31, 2001, the total liquidated damages amounted to approximately 976,000 shares of our Common Stock and warrants to purchase 244,000 shares of our Common Stock at an exercise price of $0.50.

     With respect to the third issuance, for each month that the effective date of registration is delayed beyond November 1, 2001, liquidated damages have accrued at the rate of 10% of the securities purchased. As of December 31, 2001, the total liquidated damages amounted to approximately 160,000 shares of our Common Stock and warrants to purchase 40,000 shares of our Common Stock at an exercise price of $0.50.

     We have also incurred liquidated damages related to our Convertible Debenture F in the amount equal to 3% of the purchase price for each month that we have failed to register the underlying shares of Common Stock. As of December 31, 2001, we have incurred $1,000 in liquidated damages.

     Until we have an effective registration statement registering the shares of Common Stock, we will continue to incur these liquidated damages, which will further increase our liabilities and dilute our stockholders.

     The Company also has agreed to issue approximately $5,000,000 of shares of Common Stock to Alcatel Space Industries should the Company bring into effect a prime construction contract with Alcatel.

     In June 2000, the Company entered into an agreement permitting it to sell, under certain conditions, up to 4,500,000 shares of its Common Stock to Torneaux Ltd., a corporation organized in the Bahamas. In connection with this transaction, as of June 4, 2002, 2,819,169 shares of Common Stock and warrants to purchase 73,791 shares of Common Stock remain reserved for Torneaux, Ltd.

     Further, the Company may issue Common Stock or Preferred Stock, or a combination thereof to finance the operations of the Company, implementation of the Company's Demand Reserves Provider Agreement with the State of California, and construction of the E-SAT System.

Series A Preferred Stock

     During 2000, the Company received proceeds of $1,076,910 from the sale of an aggregate of 35,897 shares of Series A preferred stock in a private placement. As of June 4, 2002, 23,899 shares of Series A preferred stock were outstanding, and are convertible at the option of the holder into 415,600 shares of Common Stock. Holders of Series A preferred stock are entitled to receive, out of funds legally available, cumulative dividends of $1.50 per share. As of December 31, 2001, accrued dividends on Series A preferred stock totaled $70,898. The Company has the right to redeem the Series A preferred stock if the average trading price for the Common Stock is $6.00 or more for 20 consecutive days. The holders of Series A preferred stock may choose to convert their shares within 20 days of notice of the Company's intention to redeem the Series A stock. The redemption price is $30 per share, plus any unpaid dividends.

Series B Preferred Stock

     On October 6, 2000, the Company received proceeds of $400,000 from the sale in a private placement of (1) 400 shares of Series B preferred stock, (2) warrants to purchase 83,660 shares of Common Stock with an exercise price of $1.052 per share and (3) warrants to purchase 83,660 shares of Common Stock with an exercise price of $1.434 per share. Each share of Series B preferred stock is convertible into Common Stock at a conversion rate equal to the lesser of (1) approximately $.96 per share which was the closing bid price at the time of the purchase or (2) 80% of the average of the three lowest closing bid prices of the Common Stock for the 20-day trading period prior to the conversion date. The Company also has the obligation to register the Common Stock underlying the warrants and, after 180 days, Common Stock underlying any redeemed Series B preferred stock.

     On June 26, 2001, the holders of the Series B preferred stock amended certain terms of their preferred stock agreement with the Company. In conjunction with the amendment, the Company agreed to reprice the exercise price on warrants to purchase 287,320 shares of Common Stock issued on October 6, 2000 to the Series B preferred stockholders which ranged from $1.0126 to $1.1342 per to share to $0.17 per share. In addition, the Company issued to the Series B preferred stockholders warrants to purchase 500,000 shares of the Company's Common Stock at an exercise price of $0.17 per share. All of these warrants are subject to a floating rate feature that reduces the exercise price when other shares, options or warrants are issued with a purchase or exercise price of less than $0.17 per share.

     As of June  4,  2002,  296  shares  of  Series  B  preferred  stock  remain
outstanding,   which  are   convertible  at  the  option  of  the  holders  into
approximately 825,000 shares of Common Stock in the aggregate.

Purpose and Effect of Amendment

     The proposed amendment, if adopted, will allow the Company to issue additional shares of Common Stock to meet its obligations and allow it to issue additional shares for financing. The proposed amendment will authorize sufficient additional shares of Common Stock to provide the Company the flexibility to make such issuances as may be necessary in order to complete financings, acquisitions or other corporate transactions and to issue shares in connection with the Company's stock option, stock purchase and other existing employee benefit plans.

     We intend to seek financing through the issuance of Common Stock or Preferred Stock, or a combination thereof, to continue to operate the Company, to implement the Company's Demand Reserves Provider Agreement with the State of California and to reduce outstanding liabilities. We may also seek to raise capital to build the E-SAT system and for other purposes. The proposed amendment to the Certificate of Incorporation would facilitate the Company's ability to accomplish these goals and other business and financial objectives in the future without the necessity of delaying such activities for further stockholder approval, except as may be required in particular cases by the Company's charter documents, applicable law or the rules of any stock exchange or other system on which the Company's securities may then be listed. Future issuances of additional shares of Common Stock or securities convertible into Common Stock, whether pursuant to an acquisition or other corporate transaction, would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders. The availability for issuance of additional shares of Common Stock could discourage or make more difficult efforts to obtain control of the Company.

Amended Certificate of Incorporation

     Article V, Section 5.01(a) of the Company's Certificate of Incorporation presently reads as follows:

          The aggregate number of shares which the Company shall have authority to issue is One Hundred Ten Million (110,000,000). One Hundred Million (100,000,000) shares shall be designated "Common Stock" and shall have a par value of $0.0004. Ten Million (10,000,000) shall be designated "Preferred stock" and shall have a par value of $0.0004. All shares of the Company shall be issued for such consideration, expressed in dollars, as the Board of Directors may, from time to time, determine.

     If the amendment as proposed to the  stockholders  is approved,  Article V,
Section 5.01(a) of the Certificate of Incorporation will be amended to read as follows:

          The aggregate number of shares which the Company shall have authority to issue is One Hundred Sixty-five Million (160,000,000). One Hundred Fifty Million (150,000,000) shares shall be designated "Common Stock" and shall have a par value of $0.0004. Ten Million (10,000,000) shares shall be designated "Preferred Stock" and shall have a par value of $0.0004. All shares of the Company shall be issued for such consideration, expressed in dollars, as the Board of Directors may, from time to time, determine.

     The foregoing proposed amendment to the Certificate of Incorporation was unanimously adopted by the Board of Directors on May 15, 2002, which directed that it would be submitted for stockholder approval at the Annual Meeting. The amendment will not result in any changes to the issued and outstanding shares of Common Stock and Preferred Stock of the Company and will only affect the number of shares that may be issued by the Company in the future. The terms of the shares of Common Stock and Series A and Series B preferred stock before and after the proposed amendment will be the same.


Potential Anti-Take over Aspects

     The issuance of Common Stock may have the effect of acting as an anti-takeover device. For example, shares of common stock may be privately placed with purchasers who support the Board of Directors in opposing a tender offer or other or other hostile takeover bid, or can be issued to dilute the stock ownership and voting power of a third party seeking a merger or other extraordinary corporate transaction. Further, and more commonly, the Board of Directors may issue preferred stock that may be convertible into common stock based on conversion rates determined by the Board. The Board is seeking to increase the number of authorized shares of common stock to ensure it has a sufficient number of shares of common stock in the event the Company issues convertible preferred stock. Under these and similar circumstances, the common stock may serve to perpetuate incumbent management and can adversely affect shareholders who may want to participate in the tender offer or other transaction. At this time, the Company has no plan, commitment or understanding to issue the common stock except as previously disclosed. The issuance of Common Stock either directly or upon conversion of Preferred Stock will dilute the ownership of existing shareholders.

Delaware Franchise Tax

     If Proposal Two is adopted, the Company's authorized capital will increase and the Company will be subject to an increase in the Delaware Franchise Tax. However, the Company believes the increase in the number of authorized shares will not materially increase the Delaware Franchise Tax of the Company.

     The approval of the amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock, and Series A Preferred Stock voting as a class.

     The Board of Directors recommends a vote "FOR" the amendment of the Certificate of Incorporation. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.


        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                                 PROPOSAL THREE

                       AMENDMENT TO 2000 STOCK OPTION PLAN
                   INCREASING THE NUMBER OF AUTHORIZED SHARES

     On February 29, 2000, the Board of Directors adopted the 2000 Stock Option Plan (herein the "Plan"), which was subsequently approved by a shareholders, to serve as a vehicle to attract and retain the services of key employees and to help such key employees realize a direct proprietary interest in the Company. The Plan is a "dual plan" which provides for the grant of both Non-Qualified Options and Incentive Stock Options.

     On May 15, 2002, the Board amended the Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Plan from a total of 1,750,000 shares to a total of 3,500,000 shares, an increase of 1,750,000 shares. The Board adopted this amendment in order to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board.

     As of June 4, 2002, options to purchase 1,439,019 shares of Common Stock were outstanding under the Plan and 310,981 shares of Common Stock remain available for future grants.

     Stockholders are requested to approve Proposal Three to amend the Plan to increase the number of shares of Common Stock by an additional 1,750,000.

Description of the Plan

     Adoption of the Amendment to the Plan will not affect options previously granted under prior plans. The Plan is intended to attract, retain and motivate officers, employees, consultants and directors of the Company, or a subsidiary of the Company, by giving them the opportunity to acquire stock ownership in the Company.

     The Plan currently covers 1,750,000 shares of the Company's Common Stock. The following is a summary of the provisions of the Plan. The summary is not intended to be a complete description of all terms and provisions of the Plan.

     Eligibility. The Plan provides for the grant of options to employees, directors, officers, consultants or other persons who the Board determines are rendering valuable services to the Company or subsiding (the "participants"). The Committee (as defined below) determines which participants are to be granted options under the Plan.

     Administration. The Plan will be administered by the Board or the Board may delegate the administration to the Compensation Committee, consisting of two or more disinterested Board members (herein the "Committee"). The Board or the Committee will be responsible for the operation of the Plan and, subject to the terms thereof, will make all determinations regarding (i) participation in the Plan by eligible persons, and (ii) the nature and extent of participation. The interpretation and construction of any provisions of the Plan by the Board or Committee shall be final. The Board may at any time remove a Committee member and appoint a successor, provided the successor is a disinterested Board member.

     Other than the ability to receive compensation individually as directors or employees of the Company, Committee members shall serve without compensation, unless otherwise determined by the Board, provided that the Company shall pay the expenses of such members incurred in the administration of the Plan, subject to approval of the Board.

     Terms of Options. Each option will be evidenced by a stock option agreement between the Company and the participants to whom such options may be granted. Options granted shall have a term of up to 10 years, as determined by the
Committee, and shall be subject to the following additional terms and conditions. In the case of a participant who owns more than 10% of the Company's Common Stock, the term of any Incentive Stock Option shall not be more than five years from the date of grant.

         Number of Shares of Common Stock Subject to Any One Option. The Committee shall determine the number of shares subject to an option grant. However, the fair market value of the Common Stock to any Incentive Stock Options granted to an employee in any calendar year may not exceed $100,000.

     Exercise of the Option. Options shall become exercisable during a period or during such periods as the Committee shall determine and may be specifically conditioned upon achieving specified performance goals. An option may be exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. Payment of the option price upon exercise of a stock option may be made in cash, by check, by the delivery of shares of Common Stock (valued at their fair market value as of the date of the exercise of an option), by the optionee's or purchaser's promissory note in a form and on terms acceptable to the Administrator, by the cancellation of indebtedness of the Company to the optionee or purchaser, by the waiver of compensation due or accrued to the optionee or purchaser for services rendered, or by any combination of the foregoing methods of payment. In addition, the option price for options granted under the Plan may be made by a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. ("NASD Dealer") whereby the optionee irrevocably elects to exercise his or her options and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company, by a "margin" commitment from the optionee and an NASD Dealer whereby the optionee irrevocably elects to exercise his or her option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company, or any combination of the foregoing methods of payment.

     Reload Option. The Administrator of the Plan may, in its discretion, grant a participant a Reload Option. A participant with a Reload Option, who pays for his or her stock in whole or in part, with stock owned by the participant may be granted another option to purchase the number of shares tendered at a price no less than the fair market value of the shares at the date the additional option is granted. The purpose of a Reload Option is to incentive insiders to own stock in the Company.

     Option Price. The option price of an Incentive Stock Option will be determined by the Committee and shall be the fair market value of the Company's Common Stock on the date of grant. In the case of an Incentive Stock Option granted to a participant who owns more than 10% of the Common Stock, the exercise price will be 110% of the fair market value.

     Employment Agreement. The Committee may include in an option agreement a condition that the participant shall agree to remain in the employ of the Company for a specified period of time following the date of grant.

     Termination of Status as an Employee. In the case of an Incentive Stock Option, if the participant ceases to serve as an employee of the Company, other than for permanent and total disability or death, all or part of the shares that the optionee was entitled to exercise at the date of such termination may be exercised within three months after the date employment ceases. After such three-month period, all unexercised options shall terminate. Non-Qualified Stock Options are not limited to such three-month exercise period. Notwithstanding the foregoing, in no event may an option be exercised after its term has expired.

     Termination of Status as a Director or Consultant. If an optionee ceases to serve as a director or consultant of the Company, any Non-Qualified Stock Option held at the date of such termination may be exercised, in whole or in part, at any time during the term of the option as set forth in the option agreement and after such period of time all unexercised options shall terminate. Notwithstanding the foregoing, in no event may an option be exercised after its term has expired.

     Death or Permanent Disability. If an optionee should die or become permanently or totally disabled while serving as an employee, officer, consultant or director of the Company, Incentive Stock Options held by the participant may be exercised by the participant, the participant's estate, or descendant at any time within 12 months after the death or permanent disability and shall terminate thereafter. If a participant should die within one month after ceasing to serve as an employee or officer of the Company, the options may be exercised within 12 months after the death to the extent the option was exercisable on the date of such death. Non-Qualified Stock Options shall not be limited to such 12-month exercise period, and such options may be exercised within the time specified in the option agreement. Notwithstanding the foregoing, in no event may an option be exercised after its term has expired.

     Suspension or Termination of Options. No option shall be exercisable by any person after its expiration date. If the Committee reasonably believes that a participant has committed an act of misconduct, the Committee may suspend the participant's right to exercise any option pending a final determination by the Committee. If the Committee determines a participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company's rules, or if a participant makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any of the Company's customers or contracting parties to breach a contract with the Company, or induces any principal for whom the Company acts as an agent to terminate such agency relationship, neither the participant nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Committee shall act fairly and in good faith and shall give the participant an opportunity to appear and present evidence on the participant's behalf at a hearing before the Committee. The determination of the Committee shall be final and conclusive unless overruled by the Board of Directors.

     Transferability of Options. An Incentive Stock Option is non-transferable, other than by will or the laws of descent and distribution, and is exercisable only by the participant, his or her guardian or legal representative during his or her lifetime, or, in the event of death, by the executors, administrators, designated beneficiary, legatees or heirs of his or her estate during the time period provided above. The Administrator may provide for transfer of an option (other than an Incentive Stock Option), without payment of consideration, to the following family members of the optionee, including adoptive relationships: a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, niece, nephew, former spouse (whether by gift or pursuant to a domestic relations order), any person sharing the employee's household (other than a tenant or employee), a family-controlled partnership, corporation, limited liability company and trust, or a foundation in which family members heretofore described control the management of assets. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Administrator may deem appropriate.

     Compliance with Securities Laws. It is the intent of the Company that the Plan will comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

     Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board or Committee.

U.S. Federal Tax Aspects

     Options granted under the Plan may be either Incentive Stock Options which satisfy the requirements of Section 422 of the Internal Revenue Code or Non-Qualified Options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

     Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of the shares on the exercise date over (ii) the exercise price paid for those shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Non-Qualified Options. No taxable income is recognized by an optionee upon the grant of a Non-Qualified Option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the Non-Qualified Option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised Non-Qualified Option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

     Special Tax Election. The Administrator may, in its discretion, provide one or more holders of Non-Qualified Options with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options. Alternatively, the Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

     Withholding Taxes. The Company is entitled to take appropriate measures to withhold from the shares of Common Stock, or to otherwise obtain from the recipients, sufficient sums in cash, check or shares of stock as the Company deems necessary to satisfy any applicable federal, state and local withholding taxes, including FICA taxes, before the delivery of the Common Stock to the recipient.

     Adjustment Upon Changes in Capitalization. In the event any change, such as a stock split, is made in the Company's capitalization which results in an exchange of Common Stock for a greater or lesser number of shares, an appropriate adjustment shall be made in the option price and in the number of shares subject to the option. In the event of the proposed dissolution or liquidation of the Company, all outstanding options shall automatically terminate, provided that the participant shall have the right, immediately prior to the dissolution or liquidation, to exercise his or her options. In the event of the sale of all or substantially all of the Company's assets or the merger of the Company with or into another corporation, (i) if the Company is the surviving corporation following a merger or consolidation each option shall, upon exercise, entitle the holder to the issuance of securities to which a holder of the number of shares of Common Stock subject to the option would be entitled after the merger or consolidation, or (ii) all options shall otherwise terminate, provided that the participant shall have the right, immediately prior to the merger, consolidation, dissolution or liquidation to exercise his or her options.

     Amendment and Termination. The Board of Directors may amend the Plan to materially increase the benefits accruing to the option holder without stockholder approval, except to the extent that stockholder approval is required to maintain the status of the Plan as an Incentive Stock Option Plan. Notwithstanding the foregoing, no action by the Board of Directors or stockholders may alter or impair any option previously granted under the Plan without the consent of the participant.

Accounting Treatment

     Option grants with an exercise price per share equal to 100% of the fair market value of the shares at the time of grant will not result in any direct charge to the Company's earnings. However, the fair value of those options must be disclosed in the notes to the Company's financial statements, in the form of proforma statements to those financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a diluted basis.

     On March 31, 2000, the Financial Accounting Standards Board issued Interpretation No. 44, clarifying APB Opinion 25 ("FIN 44"),"Accounting for Stock Issued to Employees." FIN 44 provides and interpretation of APB Opinion 25 on accounting for employee stock compensation and describes its application to certain transactions. It applies on a prospective basis to events occurring after July 1, 2000, except for certain transaction involving options granted to nonemployees, repriced fixed options, and modifications to add reload option features, which apply to options granted after December 31, 1998. FIN 44 clarifies the following:

   -  the definition of an employee for purposes of applying APB Opinion No. 25;
   - the criteria for determining whether a plan qualifies as a noncompensatory plan;
   - the accounting consequences of various modifications to the terms of the previously fixed stock options; and - the accounting for an exchange of stock options in a business combination.

     The following is an example of the application of FIN 44, option grants made to non-employee consultants (but not non-employee board members) will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares (if vesting applies). Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares (if vesting applies).


        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE AMENDMENT TO THE 2000 STOCK OPTION PLAN.

                                  PROPOSAL FOUR

                 AMENDMENT TO 1999 EMPLOYEE STOCK PURCHASE PLAN
                   INCREASING THE NUMBER OF AUTHORIZED SHARES

     On April 26, 1999, the Board of Directors adopted the 1999 Employee Stock Purchase Plan (herein the "Purchase Plan") which was subsequently approved by the shareholders to provide a method whereby all eligible employees of the Company may acquire a proprietary interest in the Company through the purchase of Common Stock. Under the Purchase Plan, payroll deductions are used to purchase the Company's Common Stock. The Board of Directors believes that the Purchase Plan serves as an incentive for the Company to retain highly experienced and trained employees, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company.

     In accordance with the provisions of the Purchase Plan, on June 5, 2001, the Board extended the effectiveness of the Purchase Plan for two years through June 30, 2003. On May 15, 2002, the Board amended the Purchase Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Purchase Plan from a total of 50,000 shares to a total of 100,000 shares, an increase of 50,000 shares. The Board adopted this amendment in order to ensure that employees of the Company can continue to purchase Common Stock in accordance with the Purchase Plan.

     Since the inception of the Purchase Plan, shares of Common Stock were purchased in the amounts and at the prices per share under the Purchase Plan as follows: (i) for the purchase period ending December 31, 1999, 490 shares were purchased at $1.83 per share; (ii) for the purchase period ending June 30, 2000, 6,961 shares were purchased at $1.43 per share; (iii) for the purchase period ending December 31, 2000, 9,844 shares were purchased at $0.32 per share; (iv) for the purchase period ending June 30, 2001, 12,083 shares were purchased at $0.36 per share; and (v) for the purchase period ending December 31, 2001, no shares were purchased.

     As of June 4, 2002, an aggregate of 29,378 shares of Common Stock had been purchased under the Purchase Plan, and 20,622 shares remain available for future purchases.

     Stockholders are requested in this Proposal Four to approve the amendment to the 1999 Employee Stock Purchase Plan.

Description of the Purchase Plan

     The purpose of the Purchase Plan is to provide a method whereby all eligible employees of the Company may acquire a proprietary interest in the Company through the purchase of Common Stock. Under the Purchase Plan, payroll deductions are used to purchase the Company's Common Stock. The Board of Directors believes that the Purchase Plan will serve as an incentive for the Company to retain highly experienced and trained employees, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company.

     Reservation of Shares. Currently an aggregate of 50,000 shares of Common Stock of the Company was reserved for issuance under the Purchase Plan following approval of the stockholders in 1999. In the event of corporate changes affecting the Company's Common Stock, such as reorganizations, share splits, mergers, consolidations or otherwise, the Company will make appropriate adjustments in the number of shares reserved under the Purchase Plan.

     Administration. The Plan is administered by the Company's compensation committee (the "Compensation Committee"). All determinations by the Compensation Committee are final and conclusive.

     Eligibility. All employees, including officers, who are employed on a full time or part-time basis by the Company and are regularly scheduled to work more than 20 hours per week and more than five months per year will be eligible to participate in the Purchase Plan. Eligible employees of the Company as of the commencement of any Offering Period under the Purchase Plan can participate in the Purchase Plan. The employee must enroll in the Plan prior to the commencement of any such offering periods. No employee shall be eligible to enroll under the Purchase Plan who, at the time of enrollment, owns stock possessing 5% or more of the total combined voting power of the Company.

Further, no participant may be granted rights to purchase more than $25,000 worth of Common Stock (valued at the time the purchase right is granted) for each calendar year in which such purchase rights are outstanding under any other Purchase Plans. The Company estimates that approximately 80% of employees will be eligible to participate in the Purchase Plan.

     Purchase Terms. An employee electing to participate in the Purchase Plan must authorize a whole percentage (not less than 1% nor more than 10%) of the employee's compensation to be deducted by the Company from the employee's pay during each pay period included within the offering periods (the Offering Periods"). Unless otherwise determined by the Compensation Committee, the semi-annual Offering Periods commence on the first day of July and January, and terminate on the 31st day of December and on the 30th day of June, respectively, with the last Offering Period commencing on January 1, 2001. On the first business day of each of the Offering Periods, the Company will grant to each participant an option to purchase shares of Common Stock of the Company. On the last day of each of the Offering Periods, the employee will be deemed to have exercised this option, at the option price, to the extent of such employee's accumulated payroll deductions. The option price under the Purchase Plan is equal to 85% of the closing price of the Common Stock on either the first business day or last business day of the applicable Offering Period (or the nearest prior business day thereto), whichever is lower. No interest will be paid on amounts deducted from an employee's pay and used to purchase Common Stock under the Purchase Plan. The maximum number of shares of Common Stock to be issued in each Offering Period shall be 12,500, plus unissued shares from any prior Offering Periods, whether offered or not.

     A participant may voluntarily withdraw from the Purchase Plan at any time by giving at least 5 days' notice to the Company prior to the end of the Offering Period and shall receive on withdrawal the cash balance (with interest) then held in the participant's account. Upon termination of employment for any reason, including resignation, discharge, disability or retirement, or upon the death of participant, the balance of the participant's account (with interest) shall be paid to the participant or his or her designated beneficiary.

     Amendment or Termination. The Board of Directors may at any time amend, suspend or discontinue the Purchase Plan provided no such suspension or discontinuance may adversely affect any outstanding options. The Purchase Plan provides that, without shareholder approval, no amendment may (i) increase the maximum number of shares issuable under the Purchase Plan (except for adjustments as a result of corporate changes affecting the Company's Common Stock specifically authorized in the Purchase Plan), (ii) increase the benefits accruing to participants under the Purchase Plan or (iii) modify the requirements as to eligibility for participation in the Plan. The Purchase Plan would have terminated by its own terms on June 30, 2001. In accordance with the provisions of the Purchase Plan, on June 5, 2001, the Board extended the effectiveness of the Purchase Plan for two years through June 30, 2003.

     Miscellaneous. The proceeds received by the Company from the sale of Common Stock pursuant to the Purchase Plan will be used for general corporate purposes. The Company is not obligated to hold the accrued payroll deductions in a segregated account.

Certain Federal Income Tax Consequences

     The following general description of federal tax consequences is based on current statutes, regulations and interpretations, and does not include possible state or local income tax consequences. The Purchase Plan is intended to qualify as an "Employee Purchase Plan" within the meaning of Section 423 of the Code with the following principal tax consequences. Amounts deducted from a participant's pay under the Purchase Plan are included in the participant's compensation subject to federal income and employment taxes. The Company will withhold taxes on these amounts.

     The purchase of shares of Common Stock under the Purchase Plan will not result in an employee's realization of the bargain element of the purchase (15% discount), thus permitting employees to acquire stock in the company without immediate tax consequences. An employee who does not dispose of the Common Stock so purchased until at least two years after the date of enrollment in the Offering Period in which employee's shares are purchased and 1 year after the date of purchase will include as ordinary income at the time of such employee's disposition of such employee's Common Stock the lesser of (i) the excess of its fair market value over the price at the time enrollment is effective or (ii) the excess of its fair market value at the time of disposition over the amount such employee actually paid for such shares. Any additional gain will be long-term capital gain. If an employee sells such employee's Common Stock under such circumstances for less than such employee paid for such shares, there is no ordinary income and such employee will realize a long-term capital loss on that difference. Any ordinary income realized by an employee will increase the basis of such employee's Common Stock for purposes of determining the amount of any gain or loss realized upon its disposition.

     With limited exceptions, an employee who fails to retain Common Stock purchased under the Purchase Plan until at lease two years after the effective date of enrollment in the Offering Period in which employee's shares are purchased and 1 year after the date of purchase is considered to have made a "disqualifying disposition" and forfeits the special tax treatment extended under Section 423 of the Code. In general, such an employee recognizes ordinary income at the time of such disposition equal to the excess of the fair market value of the Common Stock at the exercise date over the purchase price paid. Such fair market value as of the exercise date becomes the tax basis for determining any further gain or loss at the time of disposition of the Common Stock.

     The Company is entitled to a deduction equal to the amount of ordinary income realized by an employee who makes a disqualifying disposition. Otherwise, the Company is not entitled to any deduction on account of the purchase of Common Stock under the Purchase Plan or the subsequent sale by employees of Common Stock purchased pursuant to the Purchase Plan.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment to the Purchase Plan.


        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN.

                        DIRECTORS AND EXECUTIVE OFFICERS


Identification of the Company's Directors and Executive Officers

     The directors and executive officers of the Company, their ages, positions held, and duration as such, are as follows:


Name                          Position                                    Age                 Period

Fred W. Thompson              Chairman of the Board, President, Chief     59         December 1992 - present
                              Executive Officer, and                                 November 1993 - present
                              Chief Financial Officer                                February 2002 - present


Randy Stratt                  Director, Chief Operating Officer,          45         February 2002 - present
                              General Counsel and Secretary                          November 1999 - present


Michael T. Schieber           Director                                    62         December 1992 - present

Jerome W. Carlson             Director                                    65         May 1997 - present

Roy T. Grant                  Director                                    45         August 1999 - present

Jessie J. Knight, Jr.         Director                                    51         February 1999 - present

Michael J. Apatoff            Director                                    47         February 2002 - present


Background of Present Directors and Executive Officers

     Fred W. Thompson has served as Chairman of the Board, President and CEO since 1992. Mr. Thompson has also served as Chief Financial Officer from 1992 to 1999 and since February 2002. Mr. Thompson has over 30 years of senior management experience in the telecommunications industry, including more than 20 years with AT&T Bell Labs, Western Electric Co. and the Long Lines Dept. As founder and Chief Executive Officer of Inter Exchange Consultants, Inc., Mr. Thompson was responsible for the successful management, design and engineering of the pioneering cellular telephone operations in major world markets, including New York, San Francisco, London and Tokyo. Mr. Thompson utilized his skills and experience in bringing new communications technologies to market by founding DBS Industries, Inc. and steering it through the FCC licensing process toward the operational phase. Mr. Thompson received a BS degree in Electrical Engineering from California Polytechnic.

     Randy Stratt, Chief Operating Officer, General Counsel and Secretary, joined the Company in November 1999 and was appointed to the Board in February 2002. Mr. Stratt has over 20 years of management, business development, and corporate/securities counsel experience with both public and private firms in the finance and high technology industries. Prior to joining the Company, Mr. Stratt was Director of Strategic Development and Communications with Dresdner RCM Global Investors, an international investment firm that at the time held over $65 billion of assets under management. From 1987 to 1993, Mr. Stratt was Senior Vice President and General Counsel of Spear Financial Services, Inc., a California-based NASDAQ NMS financial services firm with traditional and on-line broker-dealer operations. Prior to that, Mr. Stratt was an executive with Source Telecomputing Corporation, one of the first on-line consumer services, which was eventually acquired by CompuServe and ultimately acquired by America On-line. Mr. Stratt is a licensed attorney in California and three other states. He holds a BA from Cornell University and received a JD from George Washington University law school and an MS in Information Systems from George Washington University Business School.

     Jessie J. Knight, Jr., a Director appointed in February 1999, is President and Chief Executive Officer of the San Diego Regional Chamber of Commerce. He was a Commissioner of the California Public Utilities Commission from 1993 through December 1998. Appointed by former Governor Peter Wilson, he was one of five individuals responsible for economic and regulatory oversight of

California's telecommunications, utility, trucking and rail industries. Before his appointment to the Commission, he was Executive Vice President of the San Francisco Chamber of Commerce, responsible for international operations, economic development and attracting businesses to San Francisco. He also served as Vice President, Marketing for the San Francisco Newspaper Agency, a publishing operation encompassing the San Francisco Chronicle and the San Francisco Examiner. Mr. Knight serves on the board of directors of Avista, Inc. Mr. Knight holds a BA degree from St. Louis University and an MBA from the University of Wisconsin.

     Roy T. Grant has served as a Director since August 1999. Mr. Grant is currently an independent consultant. From January 2000 to April 2001, Mr. Grant was Chief Financial Officer of Wayport, Inc. Prior thereto from November 1996 through April 1999, Mr. Grant was employed by Iridium, LLC, most recently as Vice President and Chief Financial Officer. Subsequent to Mr. Grant's departure, Iridium, LLC filed for protection under the bankruptcy laws in 1999. From 1992 to 1996, Mr. Grant served as Finance Director for Edison Mission Energy, the largest independent power developer in the United States. Mr. Grant is a director of e-tel Corporation and Pritest. Mr. Grant holds a BS in Administration and Management Science, Mathematics and Economics from Carnegie Mellon University and an MBA in Finance from the University of Chicago.

     Michael J. Apatoff, Director, was appointed to the Board in February 2002. Mr. Apatoff is currently an entrepreneur. From 1991 to 1998, Mr. Apatoff was employed by Dresdner RCM Global Investors, most recently as its President. Previously from 1986 to 1990, Mr. Apatoff was Executive Vice President and Chief Operating Officer of the Chicago Mercantile Exchange. From 1981 to 1985, he was Special Assistant to Congressman Tom Foley, Speaker of the U.S. House of Representatives. Mr. Apatoff earned his BA from Reed College.

     Jerome W. Carlson, a Director appointed in May 1997, is currently President of Raljer, Inc., a management consulting firm, and has held that position since January 1995. Previously, from 1984 to 1995, Mr. Carlson was the Chief Financial Officer, Vice President of Finance and Corporate Secretary for Triad Systems Corporation in Livermore, California. Mr. Carlson has over twenty years experience in both finance and general management positions with Hewlett Packard. Since 1995 he has assisted a number of businesses in developing and achieving certain strategic and tactical goals in their industries. Mr. Carlson is a director of Valley Community Bank. He holds a BS degree from the University of California at Davis and an MBA from the Stanford Graduate School of Business.

     Michael T. Schieber has served as a Director of the Company since December 1992. From 1987 to December 1992, Mr. Schieber was the Managing Partner of Amador Telecommunications and since 1990 has been a partner in Columbia Communications, both investors in nation-wide paging licenses. He retired from the Department of Fisheries with the State of Washington in May 1993 where he had served as a civil engineer since 1984. He is also a retired Air Force Major and Command Pilot with service in Vietnam where he was awarded the Distinguished Flying Cross, Air Medal with 2 oak leaves and the Vietnamese Cross of Gallantry. Mr. Schieber received an MA degree in International Relations and Government from the University of Notre Dame, a BS in Engineering from the Air Force Academy, and a BA in Business from The Evergreen State College.


Board of Directors

     The Board of Directors held five meetings during the year ending December 31, 2001. All current members of the Board of Directors attended more than 75% of all meetings, during their term of office.

Committees of the Board

     The Board has a Compensation Committee, an Audit Committee and a Nominating Committee.

     The Compensation Committee, consisting of Messrs. Schieber (Chairman), Carlson, Knight and Grant, administers our various stock option plans and approves compensation, remuneration and incentive arrangements for our officers of the Company. The Compensation Committee held four meetings in 2001.

     The primary functions of the Audit Committee, consisting of Messrs. Carlson (Chairman), Schieber and Grant, are to review the scope and results of audits by our independent auditors, our internal accounting controls, non-audit services performed by the independent accountants and the cost of accounting services. The Audit Committee held four meetings in 2001.

     The Nominating Committee, consisting of Messrs. Knight (Chairman), Carlson and Thompson, assists the Board in the process of officer and director nominations. The Nominating Committee held one meeting in 2001.

Report of the Audit Committee

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2001. Such report is not deemed to be filed with the Securities Exchange Commission.

     The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from the Company and its related entities, and has discussed with PricewaterhouseCoopers LLP their independence from the Company. The Audit Committee has also considered whether the furnishing of non-audit related services by the independent accountants is compatible with maintaining the accountant's independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

                                                      AUDIT COMMITTEE

                                                      Jerome W. Carlson
                                                      Michael T. Schieber
                                                      Roy T. Grant
Family Relationships

     There are no family relationships between any director and executive officer.




                             EXECUTIVE COMPENSATION

Cash Compensation

     The following table provides certain summary information concerning compensation of the Company's Chief Executive Officer and each employee of the Company or its subsidiaries who earned in excess of $100,000 for the year ended December 31, 2001.

     Columns regarding "Other Annual Compensation", "Restricted Stock Awards" and "Long-Term Incentive Plan (LTIP) Payouts" are excluded because no reportable payments were made to such executive officers for the relevant years.


                           SUMMARY COMPENSATION TABLE

                                     Annual Compensation                                 Long-Term
                                                                                        Compensation

                                                                                       Securities
            Name and                                                                     Underlying          All Other
       Principal Position         Year          Salary(1)           Bonus                 Options          Compensation

Fred W. Thompson                  2001           $262,501            - 0 -              1,250,005        $    7,755(2)
President, CEO                    2000           $250,000            - 0 -                - 0 -          $    7,386(3)
Chief Financial Officer           1999           $215,000          $45,000              1,000,000        $   16,761(4)

Randy Stratt                      2001           $190,000            - 0 -                515,625        $    3,997(5)
Chief Operating Officer           2000           $165,000            - 0 -                - 0 -          $    1,017(6)
General Counsel                   1999           $  24,433           - 0 -                160,000               - 0 -

James Stoutenberg                 2001           $120,000            - 0 -                212,500        $    8,250(7)
Vice President                    2000           $  80,000           - 0 -                120,000               - 0 -




Stanton C. Lawson*                2001           $190,417            - 0 -                562,500        $    4,410(8)
Former Chief Financial Officer    2000           $180,000            - 0 -                - 0 -          $    1,485(9)
                                  1999           $  37,500           - 0 -                180,000               - 0 -
Frederick R. Skillman*
Former Vice President             2001           $147,500            - 0 -                421,875        $  13,857 (10)
                                  2000           $135,000            - 0                  -0-            $   5,044 (11)
                                  1999           $120,415          -$54,500               150,000        $   4,911 (12)



* Both Mr. Lawson and Mr. Skillman resigned from the Company because of the Company's inability to pay ongoing salary obligations. Pursuant to their employment agreements, these terminations were deemed terminations without cause. Mr. Lawson's termination from the Company was effective February 11, 2002, and Mr. Skillman's termination from the Company was effective April 1, 2002.

(1) In order to support the Company's financing efforts, executives elected to defer payment of salary earned in 2001 as follows: Mr. Thompson - $95,834; Mr. Stratt - $80,000; Mr. Stoutenberg - $30,000; Mr. Lawson - $70,417; Mr. Skillman - $57,500. Executives received during 2001 salaries which had been deferred from 2000 as follows: Mr. Thompson - $125,000; Mr. Stratt - $41,250; Mr. Stoutenberg - $25,000; Mr. Lawson - $45,000; Mr. Skillman - $33,750.
(2) Includes payment of life insurance premium of $4,005 and payment of contribution to IRA Retirement Plan of $3,750.
(3) Includes payment of life insurance premium of $2,586 and payment of contribution to IRA Retirement Plan of $4,800.
(4) Includes payment of life insurance premium of $9,972 and payment of contribution to IRA Retirement Plan of $6,789.
(5) Includes payment of life insurance premium of $360 and payment of contribution to IRA Retirement Plan of $1,125.
(6) Includes payment of life insurance premium of $284 and payment of contribution to IRA Retirement Plan of $733.
(7)  Payment of contribution to IRA Retirement Plan.
(8) Includes payment of life insurance premium of $36 and payment of contribution to IRA Retirement Plan of $4,050.
(9) Include payment of life insurance premium of $360 and payment of contribution to IRA Retirement Plan of $1,125.
(10) Includes payment of life insurance premium of $244 and payment of contribution to IRA Retirement Plan of $13,613.
(11) Includes payment of life insurance premium of $244 and payment of contribution to IRA Retirement Plan of $4,800.
(12) Includes payment of life insurance premium of $244 and payment of contribution to IRA Retirement Plan of $4,667.

Employment Agreements

     Mr. Thompson entered into an employment agreement with us on April 18, 1996, effective January 1, 1996. His annual salary under the agreement was $180,000, and included non-qualified stock options to purchase 312,500 shares of our Common Stock. In October 1998, we paid Mr. Thompson the amount of $208,000 related to his previously deferred compensation through December 31, 1997. Effective July 1, 1999, Mr. Thompson's employment agreement was extended until July 1, 2004. In connection with the extension, Mr. Thompson's annual salary was increased to $250,000, and he was granted non-qualified options to purchase 1,000,000 shares of Common Stock at an exercise price of $1.3496 based on a formula. Options to purchase 250,000 shares of Common Stock vest immediately and the remaining options to purchase 750,000 shares of Common Stock vest in 250,000 increments beginning on January 1, 2000, and each year thereafter. Effective August 1, 2001, Mr. Thompson's annual salary was increased to $280,000. If Mr. Thompson is terminated without cause during the term of his employment agreement, his salary will continue for 12 months following termination so long as he does not compete with us. Upon termination without cause or in the event of a change of control, all options granted to Mr. Thompson in connection with his employment agreement will vest immediately. We maintained during 2001 a key person insurance policy on Mr. Thompson's life in the face amount of $2,000,000, for which we were the sole beneficiary of such policy, and we will seek to reinstate this policy during 2002.

     Effective November 18, 1999, we entered into a three-year employment agreement with Mr. Randy Stratt to serve as a Senior Vice President and our General Counsel. Mr. Stratt's starting annual salary was $165,000. Mr. Stratt also received a non-qualified option to purchase 160,000 shares of Common Stock at an exercise price equal to $1.0797 per share based upon a formula. Effective August 1, 2001, Mr. Stratt's annual salary was increased to $225,000. Also, upon his appointment as Chief Operating Officer effective February 5, 2002, Mr. Stratt received a non-plan, non-qualified option to purchase 450,000 shares of Common Stock of the Company exercisable for ten years at $0.12 per share. If Mr. Stratt is terminated without cause during the term of his employment agreement, his salary will continue for 12 months following termination so long as he does not compete with us. Upon termination without cause, all options granted to Mr. Stratt in connection with his employment agreement will vest immediately.

     Effective October 18, 1999, we entered into a three-year employment agreement with Mr. Stanton C. Lawson to serve as our Senior Vice President of Finance. Mr. Lawson's starting annual salary was $180,000. Mr. Lawson also received a non-qualified option to purchase 180,000 shares of Common Stock at an exercise price equal to $1.0952 per share based upon a formula. Effective August 1, 2001, Mr. Lawson's annual salary was increased to $205,000. If Mr. Lawson is terminated without cause during the term of his employment agreement, he will receive a lump sum cash payment of 12 months' salary following termination so long as he does not compete with us. Upon termination without cause, all options granted to Mr. Lawson in connection with his employment agreement will vest immediately. Mr. Lawson resigned from the Company because of the Company's inability to pay ongoing salary obligations. Pursuant to his employment agreement, this termination was deemed termination without cause and was effective February 11, 2002.

     Effective July 28, 1999, DBSI entered into a one-year employment agreement with Mr. Frederick R. Skillman, Jr., to serve as our Vice President, Operations. Under this employment agreement, Mr. Skillman's annual salary was established at $135,000. He also received $13,500 upon the execution of the agreement and an additional $13,500 in November 1999 as a bonus. Mr. Skillman also received a non-qualified option to purchase 150,000 shares of Common Stock at an exercise price equal to $0.7573 per share based upon a formula. Mr. Skillman's agreement was subsequently extended one year to July 28, 2001 and, effective August 1, 2001, extended two years to July 28, 2003 with an increase in annual salary to $165,000. If Mr. Skillman is terminated without cause during the term of his employment agreement, he will receive a lump sum cash payment of 12 months' salary following termination so long as he does not compete with us. Upon termination without cause, all options granted to Mr. Skillman in connection with his employment agreement will vest immediately. Mr. Skillman resigned from the Company because of the Company's inability to pay ongoing salary obligations. Pursuant to his employment agreement, this termination was deemed termination without cause and was effective April 1, 2002.

     In addition to the forgoing, Messrs. Thompson, Stratt, Lawson, Skillman and Stoutenberg received non-plan, non-qualified stock options on August 7, 2001 to purchase 2,287,505 shares of Common Stock of the Company in the aggregate, exercisable for ten years at $0.77 per share.

Equity Compensation Plan Information

     The following table provides aggregate information as of the end of the year ended December 31, 2001 with respect to all compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.


        Plan category          Number of securities to be    Weighted-average exercise      Number of securities
                                issued upon exercise of        price of outstanding        remaining available for
                                  outstanding options,     options, warrants and rights     future issuance under
                                  warrants and rights                                     equity compensation plans
                                                                                            (excluding securities
                                                                                          reflected in column (a))
                                          (a)                           (b)                          (c)
  Equity compensation plans
approved by security holders           2,065,757                      $0.9153                     1,796,269

  Equity compensation plans
  not approved by security             8,767,313                      $0.8583                        -0-
           holders
            Total                      10,833,070                     $0.8683                     1,796,269



     From the Company's inception through June 4, 2002, we have issued 5,640,005 non-plan, non-qualified stock options to employees. These non-plan, non-qualified stock options were not approved by the shareholders and are included in the "Equity compensation plans not approved by security holders" table. As of June 4, 2002, non-plan, non-qualified stock options to employees to purchase 5,625,005 shares of Common Stock of the Company remain outstanding. Of the 5,625,000 shares of Common Stock subject to options, 4,540,005 were issued to Messrs. Thompson, Stratt, Lawson, Skillman and Stoutenberg under their employment agreements or were issued separately as non-plan, non-qualified stock options. For details relating the material features of individual arrangements with the officers of the Company, please refer to the description of the equity based compensation arrangements described in the Employment Agreements section of this Proxy Statement. For those individual arrangements with employees of the Company not described in the Employment Agreements section of this Proxy Statement, the material terms of those arrangements are consistently applied since our inception, where the Company has granted non-plan, non-qualified stock options to employees with a term of ten years at the fair market value of the date of grant with a vesting ranging from immediate to 3 years. In addition, the Company has issued options and warrants to consultants, vendors, and suppliers which are more fully described in Note 7 of the footnotes to the Financial Statements contained in the Company's Annual Report on Form 10-KSB, filed with the SEC on June 3, 2002. These options and warrants are included in the table. Finally, the table does not include warrants issued to Mr. Aptoff and Mr. Thompson which either occurred after December 31, 2001, or were issued with respect to financing and investment activities of these individuals with the Company. See Note 12 to the Company's financial statements for the year ended December 31, 2001 contained in the Company's Form 10-KSB for such year end.

Stock Purchase Plan

     The Company has established the Purchase Plan, which was approved by the stockholders in June 1999 to serve as a vehicle to attract and retain the services of key employees and to help such key employees realize a direct proprietary interest in the Company. Under the Purchase Plan, employees, including officers, who do not beneficially own stock and/or options totaling 5% or more of the voting power of the Company, will be eligible to participate. However, no participant may be granted rights to purchase more than $25,000 worth of Common Stock (valued at the time the purchase right is granted) for each calendar year in which such purchase rights are outstanding under any other stock purchase plans. An aggregate of 50,000 shares of Common Stock of the Company were reserved for issuance under the Purchase Plan of which 29,378 were issued and outstanding as of December 31, 2001. The Company is proposing to increase the number of Common Stock by an additional 50,000 shares pursuant to Proposal Four. Employees electing to participate in the Purchase Plan are allowed to deduct from 1% to 10% of their compensation to purchase shares of Common Stock. Twice a year, the employees' accumulated payroll deductions will be used to purchase shares of Common Stock at a price equal to 85% of the closing price of the Common Stock on either the first business day or last business day of the offering period, whichever is lower. The Purchase Plan is administered by the Board of Directors and its Compensation Committee. The Purchase Plan may be amended, suspended, or terminated by the Board, but may not increase the maximum number of shares issuable, increase the benefits accruing to participants, or modify the eligibility requirement under the Purchase Plan without stockholder approval.

Stock Options Plans

     The Company has established the Plan that was approved by the stockholders in May 2000 to serve as a vehicle to attract and retain the services of key employees and to help such key employees realize a direct proprietary interest in the Company. The Plan provides for the grant of up to 1,750,000 Non-Qualified and Incentive Stock Options. The Company is sending shareholder approval to increase the number of shares of Common Stock under the Plan by an additional 1,750,000 shares pursuant to Proposal Three. Under the Plan, officers, directors, consultants and employees of the Company are eligible for participation. The exercise price of any Incentive Stock Option granted under the Plan may not be less than 100% of the fair market value of our Common Stock on the date of grant. The aggregate Fair Market Value (determined as of the Grant Date) of the shares for which Incentive Stock Options may first become exercisable by Optionee during any calendar year under this Plan, together with that of shares subject to Incentive Stock Options first exercisable by such Optionee under any other of our plans, cannot exceed $100,000. Shares subject to options under the Plan may be purchased for cash. Unless otherwise provided by the Board, an option granted under the Plan is exercisable for a term of ten years (or for a shorter period up to ten years). The Plan is administered by the Board of Directors and its Compensation Committee, which has discretion to determine optionees, the number of shares to be covered by each option, the exercise schedule, and other terms of the options. The Plan may be amended, suspended, or terminated by the Board, but no such action may impair rights under a previously granted option. No option is transferable by the optionee other than by will or the laws of descent and distribution. As of December 31, 2001, options to acquire 1,341,311 shares of Common Stock were issued and all remain outstanding and 310,981 shares of Common Stock remain available for future issuance.

     The Company has established the 1998 Stock Option Plan (the "1998 Plan") that was approved by the stockholders in May 1998 to serve as a vehicle to attract and retain the services of key employees and to help such key employees realize a direct proprietary interest in the Company. The 1998 Plan provides for the grant of up to 500,000 Non-Qualified and Incentive Stock Options. Under the 1998 Plan, officers, directors, consultants and employees of the Company are eligible for participation. The exercise price of any Incentive Stock Option granted under the 1998 Plan may not be less than 100% of the fair market value of our Common Stock on the date of grant. The aggregate Fair Market Value
(determined as of the Grant Date) of the shares for which Incentive Stock Options may first become exercisable by an Optionee during any calendar year under this Plan, together with that of shares subject to Incentive Stock Options first exercisable by such Optionee under any other of our plans, cannot exceed $100,000. Shares subject to options under the 1998 Plan may be purchased for cash. Unless otherwise provided by the Board, an option granted under the 1998 Plan is exercisable for a term of ten years (or for a shorter period up to ten years). The 1998 Plan is administered by the Board of Directors and its Compensation Committee, which has discretion to determine optionees, the number of shares to be covered by each option, the exercise schedule, and other terms of the options. The 1998 Plan may be amended, suspended, or terminated by the Board, but no such action may impair rights under a previously granted option. No option is transferable by the optionee other than by will or the laws of descent and distribution. As of December 31, 2001, options to acquire 227,011 shares of Common Stock were issued, of which 183,261 remain outstanding and 291,739 shares of Common Stock remain available for future issuance.

     The Company previously established a 1996 Stock Option Plan (the "1996 Plan") to serve as a vehicle to attract and retain the services of key employees and to help such key employees realize a direct proprietary interest in us. The 1996 Plan provided for the grant of up to 1,650,000 Non-Qualified and Incentive Stock Options of which 1,062,528 were issued. As of December 31, 2001, options to purchase 520,477 shares were outstanding and 844,773 shares of Common Stock remain available for future issuance. Under the 1996 Plan, officers, directors, consultants and employees of DBSI are eligible for participation. The exercise price of any Incentive Stock Option granted under the 1996 Plan may not be less than 100% of the fair market value of DBSI Common Stock on the date of grant. The aggregate Fair Market Value (determined as of the Grant Date) of the shares for which Incentive Stock Options may first become exercisable by Optionee during any calendar year under this Plan, together with that of shares subject to Incentive Stock Options first exercisable by such Optionee under any other of our plans, cannot exceed $100,000. Shares subject to options under the 1996 Plan may be purchased for cash. Unless otherwise provided by the Board, an option granted under the 1996 Plan is exercisable for a term of ten years (or for a shorter period up to ten years). The 1996 Plan is administered by the Board of Directors and its Compensation Committee, which has discretion to determine optionees, the number of shares to be covered by each option, the exercise schedule, and other terms of the options. The 1996 Plan may be amended, suspended, or terminated by the Board, but no such action may impair rights under a previously granted option. No option is transferable by the optionee other than by will or the laws of descent and distribution.

     The Company also previously developed three stock option plans to award certain employees, directors, and consultants with the opportunity to purchase the Company's Common Stock. Under our 1993 Incentive Stock Option Plan ("1993 ISO Plan") options to purchase up to 69,644 shares of Common Stock were issued to eligible employees. Under the Non-Qualified Stock Option Plan for Non-Employee Directors ("Director's Plan") options to purchase up to 48,750 shares of Common Stock were granted to non-employee directors. Under the Non-Qualified Stock Option Plan for Consultants ("Consultant's Plan") options to purchase up to 14,625 shares of Common Stock were granted to certain consultants. As of December 31, 2001, options to acquire 15,875, 42,500, and 14,625 shares of Common Stock were outstanding under the 1993 ISO Plan, Director's Plan and Consultant's Plan, respectively and 204,029, 26,250, and 97,875 shares of Common Stock remain available for future issuance under the 1993 ISO Plan, Director's Plan and Consultant's Plan, respectively.

     The following table shows for the fiscal year ended December 31, 2001 certain information regarding options granted during the fiscal year to the executive officers of the Company named in the Summary Compensation Table under "Executive Compensation".

                OPTION GRANTS IN THE YEAR ENDED DECEMBER 31, 2001
                                INDIVIDUAL GRANTS



                             Number of Securities   % of Total Options
                              Underlying Options    Granted to Employees
                                 Granted 2001       in Fiscal Year 2001           Exercise or Base     Expiration
Name                                                                               Price($/SHARE)         Date

Fred W. Thompson                   312,500                 10.4%                      $0.49           February 6, 2011
President, Chief Executive         937,505                 31.1%                      $0.77           August 7, 2011
Officer, Chief Financial
Officer

Randy Stratt                      103,125                   3.4%                      $0.49           February 6, 2011
Chief Operating Officer,          412,500                  13.7%                      $0.77           August 7, 2011
General Counsel

James Stoutenberg                  62,500                   2.9%                      $0.49           February 6, 2011
Vice President                    150,000                   4.1%                      $0.77           August 7, 2011

Stanton C. Lawson*               112,500                    3.7%                      $0.49           February 6, 2011
Former Chief Financial           450,000                   15.0%                      $0.77           August 7, 2011
 Officer

Frederick R. Skillman*            84,375                    2.8%                      $0.49           February 6, 2011
Former Vice President            337,500                   11.2%                      $0.77           August 7, 2011


* Both Mr. Lawson and Mr. Skillman resigned from the Company because of the Company's inability to pay ongoing salary obligations. Pursuant to their employment agreements, these terminations were deemed terminations without cause. Mr. Lawson's employment was terminated from the Company effective February 11, 2002, and Mr. Skillman's employment was terminated from the Company effective April 1, 2002.



                   Aggregated Option Exercises in Last Fiscal
                     Year and Fiscal Year-End Option Values

     There were no options exercised during the year ended December 31, 2001 by executive officers.

                         Ten-Year Options/SAR Repricings

     There was no repricing of options for the fiscal year ended December 31, 2001.

             Long-Term Incentive Plans - Awards in Last Fiscal Year

     There were no awards made to the named executive officers under any long-term incentive plan during the year ended December 31, 2001.


Compensation of Directors

     On September 1, 1999, our Board of Directors adopted a directors' compensation plan. Under the compensation plan, each non-employee director shall receive an annual retainer of $12,000 plus a fee of $1,000 and reasonable travel expenses for attendance at each Board meeting. Each committee chairman shall receive $2,500 annually for each year of service as committee chairman, and each committee member shall receive $500 for attendance at each committee meeting. In lieu of cash compensation, non-employee directors may elect to receive either the Company's Common Stock or stock options to purchase Common Stock, the value of which under either election, shall not exceed $20,000 annually. If either Common Stock or stock options are elected, the price will be determined by the average closing price for the five trading days of the Common Stock at the beginning of a six-month period ending either June 30 or December 31. Further, with respect to stock options elected as compensation, the cash equivalent number of stock options will be determined based upon a number of factors, including but not limited to, vesting periods, estimated growth rates and risk-free rates.

     In addition, each non-employee director shall receive an annual grant of non-qualified options to purchase 10,000 shares of Common Stock in accordance with the Company's current Stock Option Plan. The exercise price shall be determined by the closing price of the Common Stock of the five trading days up to and including the date of the Annual Stockholders Meeting, subject to discounting pursuant to a formula adopted by the Board. These options shall vest one year from date of grant. Further, upon either the first-time appointment or election to the Board, a new non-employee director shall receive options to acquire 10,000 shares of Common Stock, the exercise price of which will be determined by a formula adopted by the Board. These options shall vest immediately.

     In 2001, Michael T. Schieber was awarded options to purchase 10,000 shares of Common Stock at $0.22 per share, options to purchase 71,202 shares of Common Stock at $0.4156 per share, and options to purchase 30,974 shares of Common Stock at $0.46 per share; Jerome W. Carlson was awarded options to purchase 10,000 shares of Common Stock at $0.22 per share, options to purchase 73,840 shares of Common Stock at $0.4156 per share, and options to purchase 28,591 shares of Common Stock at $0.46 per share; Jessie J. Knight, Jr., was awarded options to purchase 10,000 shares of Common Stock at $0.22 per share, options to purchase 68,565 shares of Common Stock at $0.4156, and options to purchase 33,365 shares of Common Stock at $0.46 per share; and Roy T. Grant was awarded options to purchase 10,000 shares of Common Stock at $0.22 per share and 32,843 shares of Common Stock.

     The directors' compensation plan was prepared following a report by an independent compensation firm. It was recommended by the compensation committee and adopted by the Board.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon its review of copies of such forms received by it, or on written representations from certain reporting persons that no other filings were required for such persons, the Company believes that, during the year ended December 31, 2001, its executive officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements.


Related Party Transactions

     In fiscal 2001, certain executives of the Company deferred receipt of their salaries due to the poor financial condition of the Company. The executives included the President ($95,000), the Chief Financial Officer ($70,000), the Legal Counsel ($80,000), the Vice President of Operations ($45,000), and the Vice President of Government Affairs ($30,000).

     In fiscal 2001, the Company borrowed funds from three of its Directors: one loan for $30,000 at 6.5% interest, one loan for $25,000 at 5% interest and one loan for $50,000 bearing no interest. These loans are payable on demand.

Other Matters

     Relationship With Independent Accountants. PricewaterhouseCoopers LLP has served as the Company's independent accountant since August 1994. The Company has had no disagreements with the accountants on accounting and financial disclosures. For the calendar year 2002, the Board of Directors expects to retain PricewaterhouseCoopers but may seek competitive bids for its annual audit. A representative of PricewaterhouseCoopers may be present at the 2002 Annual Meeting of Stockholders and, if present, will have the opportunity to make a statement if he or she desires to do so and be available to respond to appropriate questions from stockholders.

        Audit fees. The aggregate fees paid for the annual audit and/or the review of DBSI's financial statements included in DBSI's Form 10-KSB for the year ended December, 31, 2001, amounted to approximately $55,000.

         Financial Information Systems Design and Implementation Fees. During the year ended December 31, 2002, DBSI paid no fees to PricewaterhouseCoopers related to the design or implementation of a hardware or software system to compile source data underlying DBSI's financial statements or generate information significant to DBSI's financial statements.

        All Other Fees. The aggregate fees paid for other non-audit services, including fees for tax related services, rendered by PricewaterhouseCoopers during DBSI's most recent fiscal year ended December 31, 2001, amounted to approximately $46,270.

     Other Matters. The Board of Directors of the Company knows of no other matters that may or are likely to be presented to the Meeting. However, if additional matters should properly be presented at the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on such matters pursuant to the discretionary authority granted to them by the terms and conditions of the Proxy.

     Shareholder Proposals. Proposals to be presented by stockholders and to be included in the Company's Proxy Statement and Proxy for its 2003 Annual Meeting must be received by the Company's Secretary at 100 Shoreline Highway, Suite 190A, Mill Valley, California 94941, not less than 60 days nor more than 90 days prior to the 2003 Annual Meeting date.

     If notice of a proposal intended to be presented by stockholders at the 2003 Annual Meeting is received by the Company's Secretary no less than 60 days nor more than 90 days prior to the 2003 Annual Meeting, and if the proxy holders wish to maintain their discretionary authority to vote on any such proposal, then the Company must set forth in its Proxy Statement the nature of the matter to which the proposal relates and how the proxy holders intend to exercise their discretion to vote on the matter. If any such proposals are not received on or before 60 days prior to the meeting date, such proposal will not be included in the Company's Proxy Statement and the proxy holders shall use discretionary authority in voting. Furthermore, pursuant to the Company's Bylaws, any stockholder proposal that is not delivered to the Company's Secretary within 10 business days following the day on which Notice of the 2003 Annual Meeting is mailed or publicly announced, will not be allowed to be presented at the Meeting.

     Additional Information. A copy of Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, containing the Company's 2001 audited financial statements, including the report of its independent public accountants, accompanies this Proxy Statement. Upon receipt of a written request, the Company will furnish to any stockholder, without charge, an additional copy of the Company's 2001 Form 10-KSB. Stockholders should direct any request to DBS Industries, Inc., 100 Shoreline Highway, Suite 190A, Mill Valley, California 94941, Attention: Secretary. The Company's Form 10-KSB may also be accessed on the Internet at http://www.dbsindustries.com.

                              DBS Industries, Inc.

                              By Order of the Board of Directors



                              Fred W. Thompson
                              Chairman and President
                              Chief Financial Officer
                              Mill Valley, California
June 24, 2002

                        PROXY DBS INDUSTRIES, INC. PROXY
                        100 Shoreline Highway, Suite 190A
                          Mill Valley, California 94941
           This Proxy is Solicited on Behalf of the Board of Directors
            For the Annual Meeting of Stockholders on July 23, 2002

The undersigned hereby appoints Fred W. Thompson and Randy Stratt, and each of them, as proxies with the power to appoint his or their successor, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of DBS Industries, Inc. ("DBSI"), held of record by the undersigned on June 4, 2002, at the Annual Meeting of Stockholders, to be held on July 23, 2002, at 1:00 p.m. (PDT), at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, and at any and all adjournments thereof.




ITEM 1 ELECTION OF  DIRECTORS

To elect two Class II directors to hold office for two-year terms ending at the Annual Meeting of Stockholders in 2004 and to re-elect two Class III directors to hold office for three-year terms ending at the Annual Meeting of Stockholders in 2005 until their successors are elected and qualified.

Fred W. Thompson

|_| FOR |_| WITHHOLD

Jessie J. Knight, Jr.

|_| FOR |_| WITHHOLD


ITEM 2

To approve an amendment to the Company's Certificate of Incorporation to (i) increase the number of authorized shares of Common Stock from One Hundred Million (100,000,000) to One Hundred Fifty Million (150,000,000); and (ii) increase the number of authorized shares of Preferred stock from Ten Million (10,000,000) to Fifteen Million (15,000,000).

|_| FOR |_| AGAINST |_| ABSTAIN


ITEM 3

To approve an amendment to the Company's 2000 Stock Option Plan to increase the number of authorized shares of Common Stock under the plan to 3,500,000 shares of Common Stock.

|_| FOR |_| AGAINST |_| ABSTAIN


ITEM 4

To approve an amendment to the company's 1999 Employee Stock Purchase Plan to increase the number of authorized shares of Common Stock under the plan to 100,000 shares of Common Stock.

|_| FOR |_| AGAINST |_| ABSTAIN


ITEM 5

To transact such other business as may properly come before the meeting or any adjournments thereof.

|_| FOR |_| AGAINST |_| ABSTAIN

          Dated: ____________________, 2002



          Signature

          Signature if held jointly


                         Please sign exactly as your name  appears.  When shares
                    are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or limited liability company, please sign name by an authorized person. Please complete, date and sign this proxy card and return it promptly in the accompanying envelope.




TO VOTE USING THE TELEPHONE: Call toll free 1-800-816-8908 from a touch tone telephone. There is NO CHARGE for this call. Enter your 14 digit CONTROL NUMBER and 5 digit PIN NUMBER located at the bottom of this proxy and then listen for voting instructions.

INTERNET VOTING INSTRUCTIONS: Go to the following web site www.computershare.com/us/proxy - Enter your 14 digit CONTROL NUMBER and 5 digit PIN NUMBER located at the bottom of this proxy and then follow the voting instructions on the screen. If you vote by telephone or the internet, please DO NOT mail back this proxy card.